UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The LivaNova 2018 Long-Term Incentive Plan
On March 15, 2018, the Compensation Committee (the "Committee") of the Board of Directors of LivaNova Plc (the "Company") approved our 2018 annual long-term incentive program (the "2018 LTIP"), pursuant to which the Company will grant equity awards to certain employees pursuant to the Company's 2015 Incentive Award Plan. Our chief executive officer, Damien McDonald, and chief financial officer, Thad Huston, as well as one of our other named executive officers, David Wise, are eligible to participate in the 2018 LTIP. The 2018 LTIP is described in Exhibit 10.1, which is attached hereto and incorporated herein by reference. Complete copies of the forms of award agreements in respect of each of the following (each as described in Exhibit 10.1) are filed herewith as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively, and incorporated herein by reference:

•	Service-based restricted stock units

•	Stock appreciation rights

•	Performance stock units subject to a relative total shareholder return market condition

•	Performance stock units subject to achievement of a three-year cumulative adjusted free cash flow target

2018 Base Salary and Short Term Incentive Awards
On March 15, 2018, the Committee approved adjustments to the base salaries and short-term incentive percentages under the Company's 2018 annual short-term incentive plan (the "2018 STIP"), as disclosed in the Company's Current Report on Form 8-K filed February 12, 2018. The adjusted base salaries and short-term incentive percentages of Messrs. McDonald, Huston, and Wise, described in the table below, will be effective April 1, 2018. In benchmarking data provided by the Committee's independent consultant, Pearl Meyer & Partners, LLC, Mr. McDonald's target total cash ranked at the 64th percentile in the UK data and 65th percentile in the US data. Mr. Huston's target total cash ranked at the 55th percentile in the UK data and above the 75th percentile in the US data. Mr. Wise's target total cash ranked at the 56th percentile in the US data. Pearl Meyer & Partners, LLC did not provide UK benchmarks for Mr. Wise.

	Local Currency	2018 Base Salary (Local Currency)	Change from 2017	2018 STI	Change from 2017
Mr. McDonald	GBP	731,500	11%	100%	0%
Mr. Huston	GBP	386,250	3%	90%	0%
Mr. Wise	USD	465,000	3%	70%	0%

2017 Short-Term Incentive Awards
On March 15, 2018, the Committee approved the payment of amounts for Messrs. McDonald, Huston, and Wise, under the Company's 2017 annual short-term incentive plan (the "2017 STIP"), as set forth in the table below.

	Local Currency	2017 Annual Bonus (As Approved) (Local Currency)
Mr. McDonald	GBP	658,132
Mr. Huston	GBP	209,244
Mr. Wise	USD	304,996

Additional details regarding the terms of the 2017 STIP were disclosed in the Company's Current Report on Form 8-K filed February 28, 2017. In calculating the payout levels under the 2017 STIP, the Committee excluded the financial performance of the Cardiac Rhythm Management Franchise ("CRM") due to the anomalous performance of CRM as compared to the Company's overall performance in 2017, and in light of the extent of management's efforts and the Company's overall performance in 2017, made an incremental payment of £3,948 to Mr. McDonald to match the percentage of base salary paid to the other named executive officers resulting in individual increases in payout under the 2017 STIP of between 4.9% and 7.2%.
Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

10.1	Description of 2018 Long Term Incentive Plan
10.2	Form of 2018 Long Term Incentive Plan RSU Award Agreement
10.3	Form of 2018 Long Term Incentive Plan SAR Award Agreement
10.4	Form of 2018 Long Term Incentive Plan PSU Award Agreement (rTSR condition)
10.5	Form of 2018 Long Term Incentive Plan PSU Award Agreement (FCF condition)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: March 16, 2018	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Description of 2018 Long Term Incentive Plan
10.2	Form of 2018 Long Term Incentive Plan RSU Award Agreement
10.3	Form of 2018 Long Term Incentive Plan SAR Award Agreement
10.4	Form of 2018 Long Term Incentive Plan PSU Award Agreement (rTSR condition)
10.5	Form of 2018 Long Term Incentive Plan PSU Award Agreement (FCF condition)